UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

26-Sep-05

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(as depositor under the Pooling and Servicing Agreement, dated as of
August 1, 2005, providing for the issuance of First Franklin Mortgage Loan
Trust Mortgage Loan Asset-Backed Certificates, Series 2005-FF7)

Mortgage Asset Securitization Transactions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-124678-03	06-1204982
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York (Address of Principal Executive Offices)	10019 (Zip Code)

Registrant's telephone number, including area code:     (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Mortgage Asset Securitization Transactions, Inc. previously filed its monthly Statements to Certificateholders on Form 8-K. This Form 8-K/A is being filed for the purpose of conforming certain information contained in those reports to the technical requirements of the Pooling and Servicing Agreement. No numbers are being revised or restated in this Form 8-K/A. Instead, this Form 8-K/A contains certain technical corrections to the prior reports on Form 8-K, including correcting certain cross-references to sections of the Pooling and Servicing Agreement, breaking down the Servicer Prepayment Charge Payment Amounts into its components, reporting the Extraordinary Trust Fund Expenses, breaking out certain information on Prepayment Interest Shortfalls (to the extent such amounts are not covered by payments by the Servicer pursuant to Section 3.24 of the Pooling and Servicing Agreement), listing the Available Funds and reporting the Net WAC Rate Carryover Amount for each class and the amounts remaining unpaid for each such class. These revisions are contained below.

Item 9.01  Financial Statements and Exhibits.

(C) Exhibits

Exhibit No. 99.1

Monthly Distribution Report dated:  26-Sep-05, 25-Oct-05, 25-Nov-05, and 27-Dec-05

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:  U.S. Bank National Association, as  Trustee  for:

First Franklin Mortgage Loan Trust

Mortgage Loan Asset-Backed Certificates,

Series 2005-FF7

By:

/s/ Shannon Rantz

Name:

Shannon Rantz

Title:

Vice President

Dated:  22-Mar-06

Index to Exhibits

Exhibit No. 99.1

Monthly Distribution Report dated:  26-Sep-05, 25-Oct-05, 25-Nov-05, and 27-Dec-05